UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: September 12, 2016

Texas South Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800

Houston, TX 77056

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 209-2950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On June 17, 2016, Texas South Energy, Inc. (the “Company”) issued 625,000 shares of its common stock at a purchase price of $0.02 per share receiving gross proceeds of $12,500, which proceeds were used for general corporate purposes.

Effective July 29, 2016, the Company issued 7,000,000 shares of common stock at a purchase price of $0.02 per share receiving gross proceeds of $140,000, which proceeds were used for general corporate purposes.

Effective July 29, 2016, the Company issued 5,000,000 shares of common stock upon conversion of $100,000 principal amount of outstanding indebtedness at a conversion price of $0.02 per share.

On August 24, 2016, the Company issued 2,500,000 shares of common stock at a purchase price of $0.02 per share receiving gross proceeds of $50,000, which proceeds were used for general corporate purposes.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act, Regulation D under the Act and in reliance on similar exemptions. No advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2016

TEXAS SOUTH ENERGY, INC.

By:	/s/ James Askew
James M. Askew
Chief Executive Officer